Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-119350) of WebSideStory, Inc., of our report dated March 25, 2005 except as to Note 2, for which the date is December 14, 2005 relating to the consolidated financial statements, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
San Diego, California
December 14, 2005